Exhibit 99.1

Roivant Reports Financial Results for the Second Quarter Ended September 30, 2025, and Provides Business Update

BASEL, Switzerland and LONDON and NEW YORK, November 10, 2025 – Roivant (Nasdaq: ROIV) today reported its financial results for the second quarter ended September 30, 2025, and provided a business update.

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Brepocitinib 30 mg demonstrated clinically meaningful and statistically significant improvement compared to placebo on the primary endpoint and all nine key secondary endpoints in Phase 3 VALOR study in dermatomyositis (DM), with NDA filing planned for the first half of calendar year 2026

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Brepocitinib program continues to advance with rapid enrollment in Phase 3 study in non-infectious uveitis (NIU) and proof-of-concept trial in cutaneous sarcoidosis (CS), with readouts expected in the first half of calendar year 2027 and second half of calendar year 2026, respectively

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Immunovant study in uncontrolled Graves’ disease (GD) patients treated for 24 weeks showed first-ever potentially disease-modifying outcome with six-month off-treatment data. Immunovant continues to expect the first of the two batoclimab Phase 3 thyroid eye disease (TED) studies to read out before the end of calendar year 2025. However, due to evolving competitive dynamics, Immunovant anticipates sharing topline results from both TED studies concurrently in the first half of calendar year 2026

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LNP litigation continues to progress, with the court issuing a favorable Markman ruling in the Pfizer/BioNTech case in September 2025. Jury trial in U.S. Moderna case scheduled for March 2026 and international proceedings continue with first major hearings expected in the first half of calendar year 2026

•	Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of $4.4 billion as of September 30, 2025, supporting cash runway into profitability

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Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, November 10, 2025, to report its financial results for the second quarter ended September 30, 2025, and provide a business update

•	Roivant will also host an Investor Day on December 11, 2025

“This quarter unquestionably represents a moment of transformation for Roivant, with the brepocitinib data in DM putting us on a new and exciting trajectory. This is further supported by Immunovant's remission data in Graves' disease, and by strong continued execution and progress across the board,” said Matt Gline, CEO of Roivant. “We look forward to sharing more about our progress and next chapter at our investor day in December.”

Recent Developments

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Priovant: Brepocitinib 30 mg demonstrated clinically meaningful and statistically significant improvement compared to placebo on the primary endpoint and all nine key secondary endpoints in Phase 3 VALOR study in dermatomyositis (DM); safety profile was consistent with previous clinical trials of brepocitinib and NDA filing is planned for the first half of calendar year 2026. Phase 3 trial for brepocitinib in non-infectious uveitis (NIU) is ongoing and on track for topline readout in the first half of calendar year 2027. Proof-of-concept trial for brepocitinib in cutaneous sarcoidosis (CS) is ongoing and on track for topline readout in the second half of calendar year 2026.

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Immunovant: All clinical development timelines remain on track for IMVT-1402 across six announced indications, including potentially registrational trials in Graves’ disease (GD), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP), difficult-to-treat rheumatoid arthritis (D2T RA) and Sjögren’s disease (SjD), and a proof-of-concept trial in cutaneous lupus erythematosus (CLE). Immunovant study in uncontrolled GD patients treated for 24 weeks showed first-ever potentially disease-modifying outcome with six-month off-treatment data.

•	Genevant: In September 2025, the court issued a favorable Markman ruling in the Pfizer/BioNTech case.

•	Roivant: Roivant reported consolidated cash, cash equivalents, restricted cash and marketable securities of $4.4 billion as of September 30, 2025, supporting cash runway into profitability.

Major Upcoming Milestones

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Priovant plans to file an NDA for brepocitinib in DM in the first half of calendar year 2026. Topline data from the ongoing Phase 3 trial of brepocitinib in NIU and proof-of-concept trial in CS are expected in the first half of calendar year 2027 and second half of calendar year 2026, respectively.

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Immunovant expects to report results from the open-label portion of the potentially registrational trial of IMVT-1402 in D2T RA and topline results from the proof-of-concept trial of IMVT-1402 in CLE in calendar year 2026. In calendar year 2027, topline results are expected across three indications from the potentially registrational trials of IMVT-1402 in GD, MG and D2T RA. Immunovant remains on track for the first of the two batoclimab Phase 3 thyroid eye disease (TED) studies to read out before the end of calendar year 2025. However, due to evolving competitive dynamics, Immunovant anticipates sharing topline results from both TED studies concurrently in the first half of calendar year 2026.

•	Pulmovant plans to report topline data from the ongoing Phase 2 trial of mosliciguat in pulmonary hypertension associated with interstitial lung disease in the second half of calendar year 2026.

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Genevant LNP litigation continues to progress, with summary judgment phase ongoing in the U.S. Moderna case and jury trial currently scheduled for March 2026. International proceedings continue as expected with first major hearings expected in the first half of calendar year 2026. Pfizer/BioNTech discovery phase ongoing.

Second Quarter Ended September 30, 2025 Financial Summary

Cash Position and Marketable Securities

As of September 30, 2025, the Company had consolidated cash, cash equivalents, restricted cash and marketable securities of approximately $4.4 billion.

Research and Development Expenses

Research and development (R&D) expenses increased by $21.5 million to $164.6 million for the three months ended September 30, 2025, compared to $143.1 million for the three months ended September 30, 2024. This increase was primarily driven by an increase in program-specific costs of $13.2 million and personnel-related expenses of $7.1 million.

The increase of $13.2 million in program-specific costs was primarily driven by an increase of $10.2 million related to the anti-FcRn franchise and $4.2 million related to brepocitinib, reflecting the progression of our programs.

The majority of share-based compensation and personnel-related expenses, which are unallocated internal costs, were related to the anti-FcRn franchise activities at Immunovant. The increase of $7.1 million in personnel-related expenses was primarily driven by higher headcount to support additional clinical studies for the anti-FcRn franchise.

Non-GAAP R&D expenses were $152.9 million for the three months ended September 30, 2025, compared to $132.4 million for the three months ended September 30, 2024.

General and Administrative Expenses

General and administrative (G&A) expenses decreased by $59.8 million to $143.1 million for the three months ended September 30, 2025, compared to $202.9 million for the three months ended September 30, 2024. This decrease was due to a decrease in personnel-related expense of $71.9 million, largely as a result of higher expense during the three months ended September 30, 2024 related to one-time cash retention awards from the 2024 Senior Executive Compensation Program.

Non-GAAP G&A expenses were $72.1 million for the three months ended September 30, 2025, compared to $142.3 million for the three months ended September 30, 2024.

Loss from discontinued operations, net of tax

Loss from discontinued operations, net of tax was $43.1 million for the three months ended September 30, 2024 and represents the financial results of Dermavant during this period.

Loss from continuing operations, net of tax

Loss from continuing operations, net of tax was $166.0 million for the three months ended September 30, 2025, compared to $236.8 million for the three months ended September 30, 2024. On a basic and diluted per common share basis, loss from continuing operations, net of tax was $0.17 and $0.25, respectively, for the three months ended September 30, 2025 and 2024.

Non-GAAP loss from continuing operations, net of tax was $187.8 million for the three months ended September 30, 2025, compared to $218.7 million for the three months ended September 30, 2024.

ROIVANT SCIENCES LTD.
Selected Balance Sheet Data
(unaudited, in thousands)

	September 30, 2025	March 31, 2025
Cash, cash equivalents and restricted cash	$1,247,160	$2,725,661
Marketable securities	3,148,825	2,171,480
Total assets	5,062,598	5,436,940
Total liabilities	257,140	249,742
Total shareholders’ equity	4,805,458	5,187,198
Total liabilities and shareholders’ equity	5,062,598	5,436,940

ROIVANT SCIENCES LTD.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,571	$4,475	$3,741	$12,465
Operating expenses:
Cost of revenues	111	234	265	447
Research and development (includes $10,996 and $9,911 of share-based compensation expense for the three months ended September 30, 2025 and 2024 and $22,095 and $20,443 for the six months ended September 30, 2025 and 2024, respectively)	164,568	143,073	317,487	263,580
General and administrative (includes $70,825 and $59,443 of share-based compensation expense for the three months ended September 30, 2025 and 2024 and $141,904 and $96,284 for the six months ended September 30, 2025 and 2024, respectively)	143,125	202,881	277,144	302,773
Total operating expenses	307,804	346,188	594,896	566,800
Gain on sale of Telavant net assets	—	—	—	110,387
Loss from operations	(306,233)	(341,713)	(591,155)	(443,948)
Change in fair value of investments	(128,501)	(48,375)	(109,376)	(63,601)
Change in fair value of liability instruments	20,959	(635)	23,288	515
Interest income	(45,341)	(69,773)	(93,663)	(141,900)
Other expense, net	5,694	1,453	16,902	5,061
Loss from continuing operations before income taxes	(159,044)	(224,383)	(428,306)	(244,023)
Income tax expense	6,995	12,458	11,644	24,421
Loss from continuing operations, net of tax	(166,039)	(236,841)	(439,950)	(268,444)
(Loss) income from discontinued operations, net of tax	—	(43,083)	—	46,010
Net loss	(166,039)	(279,924)	(439,950)	(222,434)
Net loss attributable to noncontrolling interests	(52,520)	(49,740)	(103,076)	(87,547)
Net loss attributable to Roivant Sciences Ltd.	$(113,519)	$(230,184)	$(336,874)	$(134,887)

Amounts attributable to Roivant Sciences Ltd.:
Loss from continuing operations, net of tax	$(113,519)	$(187,101)	$(336,874)	$(181,052)
(Loss) income from discontinued operations, net of tax	—	(43,083)	—	46,165
Net loss attributable to Roivant Sciences Ltd.	$(113,519)	$(230,184)	$(336,874)	$(134,887)

Basic and diluted net (loss) income per common share:
Basic and diluted loss from continuing operations	$(0.17)	$(0.25)	$(0.49)	$(0.25)
Basic and diluted (loss) income from discontinued operations	$—	$(0.06)	$—	$0.06
Basic and diluted net loss per common share	$(0.17)	$(0.31)	$(0.49)	$(0.18)

Weighted average shares outstanding:
Basic	680,947,866	735,470,796	680,619,200	735,642,721
Diluted	680,947,866	735,470,796	680,619,200	735,642,721

ROIVANT SCIENCES LTD.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

		Three Months Ended September 30,		Six Months Ended September 30,
	Note	2025	2024	2025	2024
Loss from continuing operations, net of tax		$(166,039)	$(236,841)	(439,950)	(268,444)
Adjustments:
Research and development:
Share-based compensation	(1)	10,996	9,911	22,095	20,443
Depreciation and amortization	(2)	676	724	1,462	1,419
General and administrative:
Share-based compensation	(1)	70,825	59,443	141,904	96,284
Depreciation and amortization	(2)	246	1,094	558	2,184
Gain on sale of Telavant net assets	(3)	—	—	—	(110,387)
Other:
Change in fair value of investments	(4)	(128,501)	(48,375)	(109,376)	(63,601)
Change in fair value of liability instruments	(5)	20,959	(635)	23,288	515
Estimated income tax impact from adjustments	(6)	3,059	(3,986)	2,116	(4,190)
Adjusted loss from continuing operations, net of tax (Non-GAAP)		$(187,779)	$(218,665)	$(357,903)	$(325,777)

		Three Months Ended September 30,		Six Months Ended September 30,
	Note	2025	2024	2025	2024
Research and development expenses		$164,568	$143,073	$317,487	$263,580
Adjustments:
Share-based compensation	(1)	10,996	9,911	22,095	20,443
Depreciation and amortization	(2)	676	724	1,462	1,419
Adjusted research and development expenses (Non-GAAP)		$152,896	$132,438	$293,930	$241,718

		Three Months Ended September 30,		Six Months Ended September 30,
	Note	2025	2024	2025	2024
General and administrative expenses		$143,125	$202,881	$277,144	$302,773
Adjustments:
Share-based compensation	(1)	70,825	59,443	141,904	96,284
Depreciation and amortization	(2)	246	1,094	558	2,184
Adjusted general and administrative expenses (Non-GAAP)		$72,054	$142,344	$134,682	$204,305

Notes to non-GAAP financial measures:

(1)	Represents non-cash share-based compensation expense.

(2)	Represents non-cash depreciation and amortization expense.

(3)	Represents a gain on the sale of Telavant net assets to Roche due to achievement of a one-time milestone in June 2024.

(4)	Represents the unrealized gains on equity investments in unconsolidated entities that are accounted for at fair value with changes in value reported in earnings.

(5)
Represents the change in fair value of liability instruments, which is non-cash and primarily includes the unrealized loss (gain) relating to the measurement and recognition of fair value on a recurring basis of certain liabilities.

(6)	Represents the estimated tax effect of the adjustments.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, November 10, 2025, to report its financial results for the second quarter ended September 30, 2025, and provide a corporate update.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

Roivant will also host an investor day on Thursday, December 11, 2025. To attend the event in person or by webcast, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant

Roivant (Nasdaq: ROIV) is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit https://roivant.com.

Roivant Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our product candidates following applicable regulatory approvals. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com